Exhibit 10.19

SECURITIES ACCOUNT CONTROL AGREEMENT

(3rd Party - Trading Permitted)

THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of June 24, 2013, by and among PFENEX INC. (“Customer”), WELLS FARGO INSTITUTIONAL SECURITIES, LLC (“Intermediary”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Secured Party”).

RECITALS

A. Customer maintains account no(s). 3BA05753 and may now or hereafter maintain sub-accounts thereunder or consolidated therewith (the “Securities Account”) with Intermediary pursuant to an agreement between Intermediary and Customer (the “Account Agreement”), and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party’s security interests in the Collateral, as defined below.

NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

1. DEFINITIONS. As used herein:

(a) the term “Collateral” shall mean: (i) the Securities Account; (ii) all financial assets credited to the Securities Account; (iii) all security entitlements with respect to the financial assets credited to the Securities Account; (iv) any and all other investment property or assets maintained or recorded in the Securities Account; and (v) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds; and

(b) the terms “investment property,” “entitlement order,” “financial asset” and “security entitlement” shall have the respective meanings set forth in the California Uniform Commercial Code. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a “financial asset.”

2. AGREEMENT FOR CONTROL. Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.

3. CUSTOMER’S RIGHTS WITH RESPECT TO THE COLLATERAL.

(a) Until Intermediary is notified otherwise by Secured Party: (i) Customer, or any party authorized by Customer to act with respect to the Securities Account, may give trading instructions to Intermediary with respect to Collateral in the Securities Account; and (ii) Intermediary may distribute to Customer or any other party in accordance with Customer’s directions that portion of the Collateral which consists of interest and/or cash dividends earned on financial assets maintained in the Securities Account.

(b) Without Secured Party’s prior written consent, except to the extent permitted by the preceding paragraph: (i) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account; and (ii) Intermediary will not comply with any entitlement order or request to withdraw any Collateral from the Securities Account given by any party other than Secured Party.

(c) Upon receipt of either written or oral notice from Secured Party: (i) Intermediary shall promptly cease complying with entitlement orders and other instructions concerning the Collateral, including the Securities Account, from all parties other than Secured Party; and (ii) Intermediary shall not make any further distributions of any Collateral to any party other than Secured Party, nor permit any further voluntary changes in the financial assets.

4. CUSTOMER’S DUTIES AND RISKS WITH RESPECT TO THE COLLATERAL.

(a) Notwithstanding any investment policy statements, investment objectives or other applicable investment guidelines and management responsibilities that may be set forth in any agreement between Customer and Intermediary or Secured Party, neither Intermediary nor Secured Party shall have any duty or obligation whatsoever to monitor asset quality, asset allocation, diversity, composition, value, returns, restrictions or other characteristics of the Collateral to ensure Customer’s compliance with any value requirements or other obligations set forth in the Security Agreement. Customer remains solely responsible for satisfying any and all value requirements that may pertain to the Collateral at such time and in such manner as may be required. Customer recognizes some Collateral may contribute more effectively to Customer’s value requirements than other Collateral and that some Collateral may be ineligible for purposes of satisfying any such value requirements.

(b) Customer remains solely responsible for notifying Intermediary of any change of circumstance impacting Customer’s investment objectives, and in the event of such changes in circumstances, Customer shall affirmatively request that Intermediary change Customer’s investment guidelines, policy statements, and investment objectives to reflect Customer’s current investment objectives.

(c) Customer agrees that (i) the investment value of the Collateral is not guaranteed and the Collateral may lose investment value, (ii) Customer alone is responsible for all market risk to the Collateral, (iii) neither Intermediary nor Secured Party have guaranteed the investment value of the Securities Account shall at any time hereafter, equal or exceed Customer’s value requirement, and (iv) fluctuations in investment value of the Collateral may result in a Customer need to suddenly and promptly take action to maintain value requirements binding upon Customer.

5. INTERMEDIARY’S REPRESENTATIONS AND WARRANTIES. Intermediary represents and warrants to Secured Party that:

(a) The Securities Account is maintained with Intermediary solely in Customer’s name.

(b) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (i) the security interests in favor of Secured Party; and (ii) Intermediary’s liens securing fees and charges, or payment for open trade commitments, as described in the last paragraph of this Section.

(c) Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary’s liens securing: (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and (ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

6. AGREEMENTS OF INTERMEDIARY AND CUSTOMER. Intermediary and Customer agree that:

(a) Intermediary shall flag its books, records and systems to reflect Secured Party’s security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer’s accounts with Intermediary to whom or which Intermediary is legally required or permitted to provide information.

(b) Upon request, Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

(c) Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

(d) Without Secured Party’s prior written consent, Intermediary and Customer shall not amend or modify the Account Agreement, other than: (i) amendments to reflect ordinary and reasonable changes in Intermediary’s fees and charges for handling the Securities Account; and (ii) operational changes initiated by Intermediary as long as they do not alter any of Secured Party’s rights hereunder.

(e) Neither Intermediary nor Customer shall terminate the Account Agreement without giving thirty (30) days’ prior written notice to Secured Party.

7. INDEMNIFICATION; LIMITATIONS ON LIABILITY. Customer agrees to indemnify and hold harmless Intermediary, its officers, directors, employees and agents, against claims, liabilities or expenses (including reasonable attorneys’ fees) arising out of Intermediary’s compliance with any instructions from Customer or Secured Party with respect to the Collateral, unless such claims, liabilities or expenses are caused by Intermediary’s gross negligence or willful misconduct. Secured Party agrees to indemnify and hold harmless Intermediary, its officers, directors, employees and agents, against claims, liabilities or expenses (including reasonable attorneys’ fees) arising out of Intermediary’s compliance with any instructions from Secured Party with respect to the Collateral, unless such claims, liabilities or expenses are caused by Intermediary’s gross negligence or willful misconduct. Intermediary will not be liable to Customer or Secured Party for any claims, liabilities, or expenses arising out of or relating to its performance under this Agreement other than those that result directly from its acts or omissions constituting gross negligence or willful misconduct, and in no event will Intermediary be liable for any punitive, special, indirect, or consequential damages, including without limitation, lost profits.

8. MISCELLANEOUS.

(a) This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

(b) As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

(c) All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid.

(d) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Intermediary may not assign its obligations hereunder without Secured Party’s prior written consent. This Agreement may be amended or modified only in writing signed by all parties hereto.

(e) This Agreement shall terminate upon: (i) Intermediary’s receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (ii) termination of the Account Agreement pursuant to the terms hereof and Intermediary’s delivery of all Collateral to Secured Party or its designee in accordance with Secured Party’s written instructions.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(g) This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

INTERMEDIARY:		SECURED PARTY:

WELLS FARGO INSTITUTIONAL SECURITIES, LLC		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Pat Kedrowski	By:	/s/ Linda K. Schneider
Name:	Pat Kedrowski		Linda K. Schneider,
Title:	Operations Officer		Relationship Manager

Address:		Address:

608 2nd Ave So Ste 500		401 B. Street, Suite 2201
Mpls, MN 55402		San Diego, CA 92101

FAX No:	855-838-5722	FAX No:

CUSTOMER:

PFENEX, INC.

By:	/s/ Betrand Liang
Betrand Liang,
Chief Executive Officer

Address:

10790 Roselle Street
Sand Diego, CA 92121
FAX No:	858.352.4339